                                                                    Exhibit 99.1

                     For:              J.Crew Group, Inc.

                     Media Contact:    Owen Blicksilver Public Relations
                                       Owen Blicksilver (516) 742-5950

              J.Crew names Roxane Al-Fayez Executive Vice President
                             of CATALOG & e-Commerce
                             -----------------------

         NEW YORK (October 1, 2003) - J.Crew Group, Inc. today announced that Roxane Al-Fayez has been appointed Executive Vice President of Catalog & e-Commerce, effective October 20, 2003. She will report to Millard Drexler, Chairman and CEO.

         Ms. Al-Fayez joins J.Crew with extensive experience in leading both Catalog & e-Commerce businesses. Prior to joining J.Crew, Ms. Al-Fayez was Vice President of Operations for Gap Inc. Direct - a division of GAP Inc.

         Prior to that, Ms. Al-Fayez spent nine years at Victoria's Secret Catalogue where she held several positions ending with Executive Vice President of Circulation and International in 1997.

         J.Crew President Jeff Pfeifle stated, "I'm thrilled to have Roxane as part of our leadership team. Her level of expertise and high standards will be a great asset to our company."

         J.Crew Group, Inc. is a leading retailer of men's and women's apparel, shoes and accessories. As of August 2, 2003, the Company operates 155 retail stores, the J. Crew catalog business, jcrew.com, and 42 factory outlet stores.

Certain statements herein are "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect the Company's current expectations or beliefs concerning future events and actual results of operations may differ materially from historical results or current expectations. Any such forward-looking statements are subject to various risks and uncertainties, including the strength of the economy, changes in the overall level of consumer spending or preferences in apparel, the performance of the Company's products within the prevailing retail environment, trade restrictions, political or financial instability in countries where the Company's goods are manufactured, postal rate increases, paper and printing costs, availability of suitable store locations at appropriate terms and other factors which are set forth in the Company's Form 10-K and in all filings with the SEC made by the Company subsequent to the filing of the Form 10-K. The Company does not undertake to publicly update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

                                       ###